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                                  EXHIBIT 23.1

                            CONSENT OF ERNST & YOUNG


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-67150, Form S-3 No. 333-94609, Form S-3 No. 333-45538 and Form
S-3 No. 333-67138) of Universal Automotive Industries Inc., of our report dated March 12, 2004, with respect to the consolidated financial statements and schedule of Universal Automotive Industries Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2003.




Chicago, Illinois
April 13, 2004                                      /s/ Ernst & Young LLP